UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2010

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA		33975
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (863)675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure contained under Item 2.03 below is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Alico, Inc. (NASDAQ: ALCO), a land management company, announced that it has entered into a Credit Agreement (the “Agreement”) with RABO AGRIFINANCE, INC.. for $100 million to refinance its term note and revolving line of credit with Farm Credit of Southwest Florida (“Farm Credit”).  Proceeds from the Agreement were used to extinguish the Company’s term note and revolving line of credit with Farm Credit.

Under the Agreement, RABO AGRIFINANCE, INC. will provide the Company with a Term Note of $40.0 million and a Revolving Line of Credit (“RLOC”) of $60.0 million.  Among other requirements, the Agreement provides that Alico must maintain a current ratio of not less than 2 to 1, a debt ratio of not greater than 60%, minimum tangible net worth of $80 million and a debt service coverage ratio of not less than 1.15 to 1.  A breach of the debt service coverage ratio will not be considered an event of default unless the ratio is breached for two consecutive years.

The 10 year $40.0 million Term Note will bear interest at a floating rate of one month LIBOR plus 250 basis points payable quarterly beginning October 1, 2010.  Quarterly principal payments of $500 thousand will commence beginning October 1, 2011.  Thereafter, quarterly payments of $500 thousand principal plus accrued interest will be payable on the first day of January, April, July and October until the note’s maturity on October 1, 2020, when the remaining principal balance and accrued interest shall be due and payable.  The Term Note is collateralized by approximately 12,280 acres of property containing approximately 8,600 acres of producing citrus groves with a third party appraised value of $81.6 million.

The Agreement also provides for a 10 year $60.0 million RLOC which bears interest at a floating rate equal to one month LIBOR plus 250 basis points on the outstanding balance payable quarterly beginning October 1, 2010.  Thereafter, quarterly interest will be payable on the first day of January, April, July and October until the RLOC matures on October 1, 2020, when the remaining principal balance and accrued interest shall be due and payable.  The RLOC is collateralized by approximately 44,000 acres of farmland with a third party appraised value of $126.5 million currently utilized by the Company’s sugarcane, leasing and cattle operations.

The prepayment of the term loan with Farm Credit resulted in the Company incurring a one-time charge of $3.1 million and the recognition of approximately $250 thousand of unamortized loan origination fees, which will be charged to interest expense during the Company’s fourth quarter ending September 30, 2010.  Loan origination fees incurred as a result of entry into the Agreement, which include appraisal fees, document stamps, legal fees and lender fees of approximately $900 thousand, will be capitalized and amortized over the remaining term of the Agreement.

The Credit Facility also contains numerous restrictive covenants including those requiring the Company to maintain minimum levels of tangible net worth, retain certain Debt, Current and Fixed Charge Coverage Ratios.

A copy of the related documents are included as Exhibits 10.01, 10.02, 10.03, 10.04, 10.05, and 10.06, to this Current Report on Form 8-K, and such Exhibits are incorporated into this Item 2.03 by reference and any description of these documents in this Item 2.03 is qualified by such reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 8, 2010, the Company issued a press release announcing a refinancing. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.01 Credit Agreement dated as of September 8, 2010.
Exhibit 10.02 Term Note dated September 8, 2010
Exhibit 10.03 Line of Credit Note dated September 8, 2010
Exhibit 10.04 Mortgage dated September 8, 2010
Exhibit 10.05 Closing Statement dated September 8, 2010
Exhibit 10.06 Letter of Estoppel dated September 8, 2010
Exhibit 99.01 Company Press Release issued September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: September 8, 2010	By:	/s/ PATRICK W. MURPHY
Patrick W. Murphy
Chief Financial Officer
EXHIBIT INDEX

Exhibit 10.01 Credit Agreement dated as of September 8, 2010.
Exhibit 10.02 Term Note dated September 8, 2010
Exhibit 10.03 Line of Credit Note dated September 8, 2010
Exhibit 10.04 Mortgage dated September 8, 2010
Exhibit 10.05 Closing Statement dated September 8, 2010
Exhibit 10.06 Letter of Estoppel dated September 8, 2010
Exhibit 99.01 Company Press Release issued September 8, 2010.